UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 29, 2014

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

CVR Refining, LLC ("Refining LLC"), as the borrower, and Coffeyville Resources, LLC ("CRLLC"), as the lender, are parties to a $150 million senior unsecured revolving credit facility dated January 23, 2013 (the "Intercompany Credit Facility"). On October 29, 2014 CRLLC and Refining LLC entered into a First Amendment to Credit Agreement (the "Amendment"), pursuant to which the parties amended the Intercompany Credit Facility to increase the size of the facility to $250 million. Except as provided above, the terms of the Intercompany Credit Facility remain unchanged.

Refining LLC is a wholly-owned subsidiary of CVR Refining, LP (the "Partnership"). CRLLC is a wholly-owned subsidiary of CVR Energy, Inc. ("CVR Energy"). CVR Energy owns the general partner and a majority of the common units of the Partnership.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Credit Agreement, dated October 29, 2014, by and between CVR Refining, LLC and Coffeyville Resources, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 29, 2014

CVR Energy, Inc.

By:	/s/ Susan M. Ball
Susan M. Ball,
Chief Financial Officer and Treasurer